INDEPENDENT AUDITORS' CONSENT


             We consent to the incorporation by reference in Registration Statement No. 33-26008 of Sotheby's Holdings, Inc. on Form S-8 of our reports dated February 28, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 1993.




             DELOITTE & TOUCHE

             New York, New York
             March 31, 1994